Exhibit 10.4


                      [FORM OF NON-QUALIFIED STOCK OPTION]


                           DELTA AND PINE LAND COMPANY
                   NON-QUALIFIED STOCK OPTION AWARD AGREEMENT
                             2005 OMNIBUS STOCK PLAN

THIS  AGREEMENT is made as of  __________ , 20___,  between  Delta and Pine Land
Company,        a        Delaware         corporation        ("DPL"),        and
_____________________________________________ (the "Optionee").

         THE PARTIES AGREE AS FOLLOWS:

1. Option Grant. DPL hereby awards to the Optionee an option (the "Option") to purchase the number of shares of the DPL's Class A common stock , par value $0.10 per share (the "Shares"), for an exercise price per share (the "Option Price") and based upon a Grant Date, all as set forth below:

         Shares Under Option:______________________;

         Exercise Price per Share: $_________________;

         Grant Date:_____________________________.

The Option is contingent upon Optionee's formal acceptance of the terms of this Agreement by execution and return of this Agreement to DPL within thirty (30) days of the date first above entered, unless such period is extended at the sole discretion and option of DPL. In the absence of such a waiver, a failure to return an executed Agreement to DPL within such thirty (30) day period shall be deemed a forfeiture of the Option and this Agreement shall be null and void.

The Option will be subject to all of the terms and conditions set forth herein and in the Delta Pine and Land Company 2005 Omnibus Stock Plan (the "Plan"), a copy of which is attached hereto and incorporated by reference. The Option granted hereunder is intended to be a non-qualified stock option which is not subject to the provisions of Code Section 409A.

The Optionee acknowledges that he or she has read the Plan and agrees to be bound by its terms. Capitalized terms in this Option Award not defined herein have the same meanings as defined in the Plan.

2. Definitions.

"Cause" means (a) the willful and continued failure (other than a failure resulting from the Optionee's Disability) to substantially perform the duties assigned by DPL, (b) willfully engaging in conduct which is demonstrably injurious to DPL, monetarily or otherwise, including conduct that, in the reasonable judgment of DPL, does not conform to the standard of DPL's executives or employees, (c) any act of dishonesty, commission of a felony, or (d) a significant violation of any statutory or common law duty of loyalty to DPL.

"Change in Control" means the occurrence of any of the following events: (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20% or more of the combined voting power of the then outstanding voting securities of DPL entitled to vote generally in the election of Members of the Board (the "Outstanding DPL Voting Securities"); provided, however, that for purposes of this paragraph (a) (i) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by DPL; or (ii) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and
(3) of paragraph (c) below shall not be deemed to be a Change in Control; or (b) Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Member of the Board subsequent to the date hereof whose election, or nomination for election, was approved by a vote of at least a majority of the Members of the Board then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Members of the Board or other actual or threatened solicitation of proxies or consents, by or on behalf of a Person other than the Board; or (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of DPL (a "Business Combination"), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, of the then Outstanding DPL Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns DPL or all or substantially all of DPL's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding DPL Voting Securities (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of DPL or of such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (3) individuals who were on the Incumbent Board continue to constitute at least a majority of the members of the board of directors of the corporation resulting from the Business Combination; provided, however, that any individual becoming a Member of the Board subsequent to the date hereof whose election, or nomination for election, was approved by a vote of at least a majority of the Members of the Board then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a Person other than the Board; or (d) Approval by the stockholders of DPL of a complete liquidation or dissolution of DPL. In the event the Option is subject to Code Section 409A, the term Change in Control shall have the meaning required by that Section to avoid adverse tax consequences to the Optionee.

"Disability" means the Optionee's permanent and total disability as determined by the Committee in accordance with non-discriminatory standards consistently applied. In the event the Option is subject to Code Section 409A, Disability shall mean an inability to engage in any substantial gainful activity by reason of any medically determinable physical of mental impairment which can be expected to result in death or can be expected to last for a continuous period of not fewer than twelve (12) months.

"Retirement" means the Optionee's Separation from Service (other than for Cause) on or after attaining his or her attaining the age of sixty-five (65).

"Separation from Service" means: regarding (a) an Employee, a cessation of the employee-employer relationship between an Employee and DPL and its Affiliates for any reason, including, but not by way of limitation, a termination by resignation, discharge with or without Cause, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous re-employment by DPL or an Affiliate or, in the case of an Option which is subject to Code Section 409A, any other continuation of service to DPL or its affiliate which would preclude a separation from service for purposes of Code Section 409A; (b) in the case of a Member of the Board, such Member of the Board's resignation or removal from the Board; and (c) in the case of an Independent Contractor, a date specified by the Board as of which services to DPL will cease. In the case of any Option which is subject to Code
Section 409A, a Separation from Service will exist only where there is a separation from service within the contemplation of that Section.

3. Termination. Subject to earlier termination as provided in the Plan, this Option will expire, unless previously exercised in full, on ____________________ , 20____.

4. Terms of the Option Plan. The Optionee understands that the Plan includes important terms and conditions that apply to this Option. Those terms include (without limitation): important conditions to the right of the Optionee to exercise the Option; important restrictions on the ability of the Optionee to transfer the Option; and early termination of the Option following the occurrence of certain events, including the Optionee no longer being an employee or member of DPL's board of directors. Not by way of limitation, the Plan contains important non-competition provisions which could result in the forfeiture of all or a portion of the Award granted hereunder.

5. Vesting Schedule. The Options granted under this Award Agreement shall vest and becomes exercisable as follows, provided Optionee remains an active employee or Director, as applicable, as of each vesting date reflected in the following schedule:

          Vesting Date                          Option Shares Vesting

           -----------                           ------------------
           -----------                           ------------------
           -----------                           ------------------
           -----------                           ------------------
           -----------                           ------------------


Should the Optionee's employment be terminated or if the status as a Member of the Board cease, as applicable, before any of the vesting dates specified above, the Option shall become exercisable as follows:

(a) In the event of a Separation from Service by DPL with Cause, by DPL without Cause, or voluntarily by the Optionee (except in the case of a Member of the Board), all un-vested Options shall be forfeited and vested Options shall be exercisable for ninety (90) days after the Separation from Service.

(b) Upon the Optionee's Disability, this Option Award shall continue to vest and become exercisable according to the above schedule during the period of Disability;

(c) Upon the death of the Optionee while an employee or Director, as applicable, of DPL, this Option shall become vested and exercisable in full.

(d) Upon the resignation of a Member of the Board where such resignation has been approved by the Board, this Option shall become exercisable in full and shall be exercisable until the fifth anniversary of the Member of the Board's resignation. Should the Member's resignation not have been approved by the Board, all un-vested Options shall be forfeited and vested options will remain exercisable for ninety (90) days after such resignation.

(e) Upon the Retirement of the Optionee, this Option shall become exercisable in full, and may be exercised during the shorter of the remaining term of the Award or a period of two (2) years from the effective date of such Retirement. Notwithstanding the foregoing or any other provision of this Option or the Plan, in the event that this Option is subject to Code Section 409A and Optionee is a "specified employee" as contemplated by Code Section 409A, any distribution which would otherwise be made upon a separation from service shall instead be made not earlier than the date which is six (6) months after the date of such separation from service.

In addition, all Options shall immediately vest and become exercisable in the event of a Change in Control while Optionee is serving as an employee or Director of DPL, as applicable.

6. Delivery of Shares. The obligation of DPL to deliver Shares upon exercise of an Option is subject to all applicable laws, rules and regulations and such approvals by governmental authorities as may be deemed necessary or appropriate by DPL. All obligations of DPL are subject to the rights or obligations of DPL to withhold applicable taxes.

7. Miscellaneous. This Agreement (together with the Plan) sets forth the complete agreement of the parties concerning the subject matter hereof, superseding all prior agreements, negotiations and understandings. This Agreement will be governed by the substantive law of the State of Delaware, and may be executed in counterparts. The Optionee understands that this Option Grant is subject to early termination as provided in the Plan. No rights or privileges of a stockholder in DPL, employee or Director are conferred by reason of the granting of the Option. Optionee will not become a stockholder in the DPL with respect to the Shares unless and until the Option has been properly exercised and the Option Price fully paid as to the portion of the Option exercised.

8. Code Section 409A. To the extent applicable, it is intended that this Agreement and the Plan comply with Code Section 409A, and they shall be administered in a manner consistent with that intent. Any provision which would cause the Option to fail to satisfy Section 409A shall have no effect except as amended to comply, which amendment may be retroactive and without the consent of Grantee. Any reference to Section 409A includes a reference to regulations or other guidance issued by the U. S. Department of the Treasury or the Internal Revenue Service.

9. Assignment and Transfer. Grantee may assign the Option, or any portion thereof, to a member(s) of Grantee's Immediate Family or to a Charitable Organization, each as defined in the Plan. The rights and interests of Optionee may not otherwise be sold, assigned, encumbered or otherwise transferred except as may be expressly permitted by will or the laws of descent and distribution in the event of Optionee's death. Any attempt by Optionee otherwise to alienate, assign, pledge, hypothecate or otherwise dispose of the Option or any interest therein, except as expressly permitted herein or in the Plan, or in the event of any levy, attachment, execution or similar process upon the rights or interests conferred herein, DPL may terminate the Option in whole or part, in its sole discretion, any or all rights of Optionee may be thereby terminated. The rights and protections of DPL hereunder shall extend to its successors, assigns and affiliates.

10. Execution. The parties hereby have entered into this Agreement as of the date set forth above.



                                   Delta and Pine Land Company

                                   By: ________________________________

                                   Title:_______________________________



                                   "Optionee"

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                                    Address:

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Attachments:      2005 Omnibus Stock  Plan